UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 22, 2016

Athersys, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33876	20-4864095
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

3201 Carnegie Avenue, Cleveland, Ohio		44115-2634
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 431-9900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2016, Mr. Kenneth H. Traub notified Athersys, Inc. (the “Company”) that he will be unable to stand for reelection as a member of the Company’s Board of Directors at the Company’s 2016 annual stockholder meeting on June 20, 2016. Mr. Traub has been a member of the Audit Committee and the Compensation Committee of the Board. Mr. Traub’s decision was related to his new role and responsibilities as Managing Partner of an investment management firm and was not the result of any disagreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2016

ATHERSYS, INC.

By:	/s/ Laura K. Campbell
Name:	Laura K. Campbell
Title:	Senior Vice President of Finance

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